UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report: September 9, 2013
(Date of earliest event reported)

Oak Valley Bancorp
(Exact name of registrant as specified in its charter)

CA	001-34142	26-2326676
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

125 N. Third Ave. Oakdale, CA	95361
(Address of principal executive	(Zip Code)
offices)

(209) 848-2265
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS.

On August 20, 2013, the Board of Directors of Oak Valley Bancorp (the “Company”) accepted the resignation of Mr. Thomas A. Haidlen from its Audit, Compensation and Nominating Committees (the “Committees”).  The Company had previously determined that Mr. Haidlen was an independent director and therefore eligible to serve on the Committees in accordance with NASDAQ’s Listing Rules (the “Rules”) NASDAQ reviewed the Company’s Annual Meeting Proxy (the “Proxy”) dated May 8, 2013 and Proxy dated April 24, 2012, and determined that certain related party transactions described in the Proxies prevented Mr. Haidlen from being deemed an independent director, and therefore he was not eligible to serve on the Committees.  The Proxies disclosed certain related party transactions involving J. Haidlen Design, a company controlled by Mr. Haidlen’s daughter Gretchen Haidlen Arbini.  Specifically, the Proxies disclosed that in 2011 and 2012, the Company made payments to J. Haidlen Design for construction and design work within the Company’s subsidiary bank branches of $876,416 and $301,925, respectively. When advised of NASDAQ’s determination, Mr. Haidlen resigned from these committees.  On September 5, 2013, the Company received a letter from the Listing Qualifications Department of NASDAQ indicating that as a result of Mr. Haidlen’s resignation, the Company had regained compliance with the NASDAQ’s listing rules and by disclosing the receipt of such letter, the matter is now closed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2013
OAK VALLEY BANCORP

	By:	/s/ Richard A. McCarty
Richard A. McCarty
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and duly authorized signatory)